UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: October 14, 2009

Date of Earliest Event Reported: October 14, 2009

BOISE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33541	20-8356960
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Jefferson Street, Suite 200

Boise, ID 83702-5388

(Address of principal executive offices) (Zip Code)

(208) 384-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

We have previously announced that we were in discussions with holders of our debt under the Credit Facilities (as defined below) concerning the possible restructuring of our debt. In connection with that debt restructuring process, we have obtained the required consents necessary to enter into agreements to amend the Credit Facilities (such amendments the “Credit Agreement Amendments”), which Credit Agreement Amendments will become effective upon the satisfaction of certain conditions.

Our present credit facilities consist of a five-year nonamortizing $250.0 million senior secured revolving credit facility due 2013 (the “Revolving Credit Facility”), a five-year amortizing $250.0 million senior secured Tranche A term loan facility due 2013 with an outstanding principal amount of $237.6 million as of June 30, 2009 (the “Tranche A Term Loan Facility”), a six-year amortizing $475.0 million senior secured Tranche B term loan facility due 2014 with an outstanding principal amount of $456.6 million as of June 30, 2009 (the “Tranche B Term Loan Facility,” and collectively with the Revolving Credit Facility and Tranche A Term Loan Facility, the “First Lien Facilities”), and a seven-year nonamortizing $260.7 million second lien term loan facility due 2015 with an outstanding principal amount of $260.7 million as of June 30, 2009 (the “Second Lien Facility,” and together with the First Lien Facilities, the “Credit Facilities”).

If they become effective, the Credit Agreement Amendments would modify certain of our covenants, including our financial covenants, providing us with operational and strategic flexibility. The Credit Agreement Amendments for the Second Lien Facility also contain authorizations related to the replacement of the administrative agent and collateral agent under the Second Lien Facility. The Credit Agreement Amendments for the First Lien Facilities require us to repay $75.0 million of indebtedness under our First Lien Facilities, and the Credit Agreement Amendments revise our mandatory prepayment requirement with respect to our consolidated excess cash flow for our 2009 fiscal year. The Credit Agreement Amendments for the Second Lien Facility also permit us to purchase indebtedness under our Second Lien Facility, set forth certain terms and conditions of such purchases, and provide that, upon any such repurchase, such repurchased indebtedness is immediately deemed cancelled. We have agreed to purchase from second lien lenders that have consented to the purchase of their loans indebtedness under our Second Lien Facility at a purchase price of 113% of par upon the effectiveness of the Credit Agreement Amendments, and upon such purchase, such indebtedness will be immediately deemed cancelled. Substantially all of the holders of our Second Lien Facility have consented to such purchase.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE INC.

By	/S/ KAREN E. GOWLAND
Karen E. Gowland Vice President, General Counsel and Corporate Secretary

Date: October 14, 2009